UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010 (December 9, 2010)

Oxford Resource Partners, LP
 (Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Board of Directors (the “Board”) of Oxford Resources GP, LLC (the “General Partner”), the general partner of Oxford Resource Partners, LP (the “Registrant”), appointed Daniel M. Maher, the Registrant’s Senior Vice President and Chief Legal Officer, as the Secretary of the General Partner. The Board determined this to be an appropriate and necessary action in connection with Mr. Maher as the Registrant’s chief legal officer assuming responsibility for Board legal and administrative matters. In addition, on December 9, 2010 the Board appointed Michael B. Gardner, the General Partner’s General Counsel, as the Assistant Secretary of the General Partner. Prior to that date, Mr. Gardner had served as the Secretary of the General Partner.

Item 8.01. Other Events.

On December 9, 2010, the Board confirmed the composition of the compensation committee of the Board, with Brian D. Barlow (committee chair), Peter B. Lilly, Robert J. Messey and Gerald A. Tywoniuk being all of the members of the compensation committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

By: Oxford Resources GP, LLC,
       its general partner

Dated: December 14, 2010

By: /s/ Jeffrey M. Gutman
Name: Jeffrey M. Gutman
Title: Senior Vice President, Chief Financial Officer and Treasurer